Exhibit 99.1

For Immediate Release

IR Contact	Media Contact
David Waldman	Chenoa Taitt
Lippert/Heilshorn & Associates	Lippert/Heilshorn & Associates
dwaldman@lhai.com	ctaitt@lhai.com
(212) 838-3777	(212) 838-3777

WindsorTech Changes Name to QSGI;
New Name Reflects the Company’s Dedication to Quality Services

HIGHTSTOWN, NJ—October 18, 2005—WindsorTech, Inc. (PCX: QGI) the only data security and regulatory compliance provider offering a full suite of end-of-life and other life-cycle services for a corporation’s entire IT platform, today announced the company’s formal name change to QSGI, Inc. Shareholders approved the new name at the company’s October 17th annual meeting. QSGI, an abbreviation for Quality Services Group, reinforces the company’s commitment to providing the best of breed data security services to Fortune 1000 corporations, small businesses and consumers.

“We have made significant strides in the past year and continue to experience strong growth. Branding ourselves as QSGI builds upon this momentum and distinguishes our company as a formidable industry player committed to its customers and corporate mission,” stated Marc Sherman, chairman and chief executive officer of QSGI. “No one else delivers our four point product offering that can address the data destruction and regulatory compliance requirements of large enterprise customers, anywhere around the world. When it comes to quality service and solid performance in the data security and regulatory compliance sector, the QSGI name should be first and foremost,” Mr. Sherman concluded.

QSGI has the most advanced on-site and off-site services in the industry through its unparalleled 4-point offering, which includes:

-	Fixed Facility Solution: QSGI will pick up equipment on location and service clients from the company’s 40,000 square ft New Jersey facility
-	High Security Mobile Solution: For chain of custody or high security needs, QSGI can deploy a team on location, or utilize the company’s new mobile audit unit
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Multiple and Remote-Office Internet Solution: QSGI offers its patent-pending, Web-based, disk drive erasure tool for enterprise customers with multiple sites or remote sites as well as individual and small office/home office use

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Global Solution: QSGI has built a network of global partners, allowing it to service clients in more than 90 countries worldwide; coupled with its Internet Solution for customers with remote overseas locations

In addition to these corporate services, QSGI helps consumers and small businesses retire their IT assets with EraseYourHardDrive.com, the only Web-deployable hard drive erasure tool that provides a three-time hard drive overwrite to Department of Defense (DOD) standards. The DOD recommends a three-time overwrite in order to truly sanitize a machine to ensure that no personal information including banking records, medical information or other personal information resides on the hard drive.

For more information on QSGI, please visit www.QSGI.com.

About QSGI

QSGI, manages the information technology (IT) products of Fortune 1000 and government clients, and provides global solutions for meeting its clients’ data security and regulatory compliance needs. QSGI offsets its clients’ expenses through its value-added remarketing program. Prior to resale, the company utilizes its proprietary Department of Defense (DOD) level certified data sweep to eliminate otherwise recoverable data. QSGI reduces its clients' potential liability, by ensuring regulatory and environmental compliance for IT products. QSGI also maintains and provides services on enterprise-class hardware, including mainframes, midrange servers, tape storage products and disk storage products. Given the sensitive nature of the company’s client relationships, it does not provide the names of its clients.

Statements about QSGI’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. QSGI intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and WindsorTech’s actual results could differ materially from expected results. QSGI undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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